UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CVR Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CVR ENERGY ADVISES SHAREHOLDERS TO TAKE NO ACTION REGARDING

UNSOLICITED TAKEOVER OFFER FROM CARL ICAHN PENDING BOARD REVIEW

SUGAR LAND, Texas (Feb. 23, 2012) – CVR Energy, Inc. (NYSE: CVI), a refiner and marketer of petroleum fuels and a majority owner of CVR Partners, LP (NYSE:UAN), a nitrogen fertilizer producer, announced today that Icahn Partners LP, an entity controlled by Carl Icahn, has formally commenced an unsolicited tender offer to acquire all of the outstanding shares of CVR Energy for $30.00 per share in cash, plus a non-transferable contingent cash payment right. Mr. Icahn had previously announced, on February 16, 2012, that he intended to make such an offer.

CVR Energy’s Board of Directors will review the offer and will make its recommendation to shareholders promptly. CVR Energy urges shareholders to take no action until the Board has issued its recommendation.

Deutsche Bank AG and Goldman, Sachs & Co. are serving as financial advisors to CVR Energy and Wachtell, Lipton, Rosen & Katz is serving as legal advisor. Mackenzie Partners, Inc. is serving as proxy solicitor.

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2010, and any subsequently filed quarterly reports on Form 10-Q. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses operate independent refining assets in Coffeyville, Kan., and Wynnewood, Okla., with more than 185,000 barrels per day of processing capacity, a marketing network for supplying high value transportation fuels to customers through tanker trucks and pipeline terminals, and a crude oil gathering system serving central Kansas, Oklahoma, western Missouri and southwest Nebraska. In addition, CVR Energy subsidiaries own a majority interest in and serve as the general partner of CVR Partners, LP, a producer of ammonia and urea ammonium nitrate, or UAN, fertilizers.

Important Additional Information

CVR Energy, Inc. (“CVR Energy”) will file with the Securities and Exchange Commission (the “SEC”) a Solicitation/Recommendation Statement on Schedule 14D-9. CVR ENERGY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9, as well as any other documents filed by CVR Energy in connection with the tender offer by Icahn Partners LP, for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at CVR Energy’s website at www.cvrenergy.com or by writing to CVR Energy at 2277 Plaza Drive, Suite 500, Sugar Land, Texas, 77479, Attn: Senior Vice President, General Counsel and Secretary.

CVR Energy, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from CVR Energy shareholders in connection with the matters to be considered at CVR Energy’s 2012 Annual Meeting. CVR Energy intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from CVR Energy shareholders. CVR ENERGY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of CVR Energy’s directors and executive officers in CVR Energy’s stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the CVR Energy’s website (www.cvrenergy.com) in the section “Investor Relations.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with CVR Energy’s 2012 Annual Meeting. Information can also be found in CVR Energy’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 7, 2011. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by CVR Energy with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at CVR Energy’s website at www.cvrenergy.com or by writing to CVR Energy at 2277 Plaza Drive, Suite 500, Sugar Land, Texas, 77479, Attn: Senior Vice President, General Counsel and Secretary.

For further information, please contact:

Investor Relations:	Media Relations:
Ed Morgan	Steve Eames
CVR Energy, Inc.	CVR Energy, Inc.
281-207-3388	281-207-3550
or	MediaRelations@CVREnergy.com
Jay Finks	or
CVR Energy, Inc.	Tom Johnson or Chuck Burgess
281-207-3588	Abernathy MacGregor Group
InvestorRelations@CVREnergy.com	212-371-5999